UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

EMERGENCY MEDICAL SERVICES CORPORATION

(Exact name of each registrant as specified in its charter)

Delaware	001-32701	20-3738384
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Numbers)	Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200
(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 25, 2011 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of February 13, 2011 (“Merger Agreement”), among Emergency Medical Services Corporation (“EMSC”), CDRT Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and CDRT Acquisition Corporation, a Delaware corporation (“Parent”) and a wholly owned subsidiary of CDRT Holding Corporation (“Holding”), Merger Sub merged with and into EMSC, with EMSC as the surviving entity and a wholly owned subsidiary of Parent.  Parent and Holding were formed by a private investment fund managed by Clayton, Dubilier & Rice, LLC (“CD&R”).

Pursuant to the Merger Agreement, each share of issued and outstanding EMSC class A common stock, par value $0.01 per share (“Class A Common Stock”), and class B common stock, par value $0.01 per share (“Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”), excluding (i) treasury stock, (ii) Common Stock owned by Parent or Merger Sub and (iii) Common Stock with respect to which appraisal rights under Delaware law were properly exercised and not withdrawn, and including shares of Class B Common Stock that were issued immediately prior to the effective time of the Merger in exchange for exchangeable limited partnership interests of Emergency Medical Services L.P. (“EMS LP”), a Delaware limited partnership (the “LP Exchangeable Units”), was cancelled and automatically converted into the right to receive $64.00 in cash, without interest and less any applicable withholding tax.

Equity contributions totaling $887.1 million from the CD&R Affiliates (as defined below), together with (i) borrowings under a new $1,440 million senior secured term loan facility (the “Term Loan Facility”), (ii) the proceeds from the sale of $950 million aggregate principal amount of 8.125% Senior Notes due 2019 (the “Notes”), and (iii) cash on hand at EMSC, were used, among other things, to finance the aggregate merger consideration, to make payments in satisfaction of other equity-based interests in EMSC under the Merger Agreement, to repay EMSC’s existing credit facility and to pay related transaction fees and expenses.  On the Closing Date, EMSC also entered into, but did not draw under (other than with respect to the rolling or replacement of existing letters of credit), a new $350 million senior secured asset-based revolving credit facility (the “ABL Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”).

Item 1.01.  Entry into a Material Definitive Agreement.

Senior Secured Credit Facilities

Term Loan Facility

On the Closing Date, Merger Sub entered into a credit agreement, dated as of May 25, 2011 (the “Term Loan Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other financial institutions and lenders from time to time party thereto, providing for the Term Loan Facility.  Following the consummation of the Merger, EMSC succeeded to all of Merger Sub’s rights and obligations under the Term Loan Credit Agreement.  The Term Loan Facility consists of a senior secured term loan credit facility in the amount of up to $1,440 million.  The final maturity of the Term Loan Facility is seven years from the initial borrowing on the Closing Date.  In addition, however, the Term Loan Credit Agreement provides the right for individual lenders to extend the maturity date of their loans upon the request of EMSC and without the consent of any other lender.

Subject to specified conditions, without the consent of the then existing lenders (but subject to the receipt of commitments), the Term Loan Facility may be expanded (or a new term loan facility or revolving credit facility added) by up to (i) $250 million plus (ii) an additional amount as will not cause the net first lien leverage ratio after giving effect to the incurrence of such additional amount to exceed

4.0:1.0 (calculated by treating any junior lien or unsecured debt incurred in reliance on this clause (ii) as if it were secured on a first lien basis).

Interest Rate and Fees

The loans under the Term Loan Credit Agreement initially bear interest at a rate equal to (i) the highest of (x) the rate for deposits in U.S. dollars in the London interbank market (adjusted for maximum reserves) for the applicable interest period (“LIBOR rate”) and (y) 1.50%, plus, in each case, 3.75%, or (ii) the base rate, which will be the highest of (w) the corporate base rate established by the administrative agent from time to time, (x) 0.50% in excess of the overnight federal funds rate, (y) the one-month LIBOR rate (adjusted for maximum reserves) plus 1.00% and (z) 2.50%, plus, in each case, 2.75%.

Prepayments

The Term Loan Facility is subject to mandatory prepayment and reduction in an amount equal to (a) commencing with the first full fiscal year of EMSC to occur after the Closing Date, 50% of excess cash flow (defined in the Term Loan Credit Agreement), with a reduction to zero based upon achievement of a consolidated net leverage ratio of less than 5.75:1.00, (b) 100% of the net cash proceeds received from the incurrence of indebtedness by EMSC or any of its subsidiaries (other than indebtedness permitted under the Term Loan Facility) and (c) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by EMSC and its restricted subsidiaries (including insurance and condemnation proceeds) in excess of an amount to be agreed and subject to the right of EMSC to reinvest such proceeds within a specified period of time, and other exceptions to be agreed upon.

Voluntary prepayments of borrowings under the Term Loan Facility are permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to (a) reimbursement of the lenders’ redeployment costs actually incurred in the case of a prepayment of adjusted LIBOR borrowings other than on the last day of the relevant interest period and (b) a 1.00% premium payable in connection with certain refinancings within the first year.

Guarantee; Security

All obligations under the Term Loan Facility are guaranteed by each direct and indirect wholly owned material U.S. restricted subsidiary of EMSC.

All obligations of EMSC and each guarantor are secured by the following:

•                                          a perfected security interest in substantially all tangible and intangible assets (other than ABL Priority Collateral (as defined below)) of EMSC and each guarantor, including the capital stock of EMSC and the capital stock of each U.S. subsidiary of each borrower and each guarantor, and 65% of each series of capital stock of any non-U.S. subsidiary held directly by EMSC or any guarantor, subject to customary exceptions (the “Term Loan Priority Collateral”), which security interest will be senior to the security interest in the foregoing assets securing the ABL Facility; and

•                                          a perfected security interest in the ABL Priority Collateral, which security interest will be junior to the security interest in the ABL Priority Collateral securing the ABL Facility.

Covenants, Representations and Warranties

The Term Loan Facility contains customary representations and warranties and customary affirmative and negative covenants.  The negative covenants are limited to the following:  limitations on the incurrence of debt, liens, fundamental changes, restrictions on subsidiary distributions, transactions with affiliates, further negative pledge, asset sales, restricted payments, investments and acquisitions, repayment of certain junior debt (including the Notes) or amendments of junior debt documents related thereto and line of business.  The negative covenants are subject to the customary exceptions.

Events of Default

Events of default under the Term Loan Credit Agreement are limited to nonpayment of principal when due, nonpayment of interest, fees or other amounts, inaccuracy of representations or warranties in any material respect, violation of other covenants, cross default to other material debt, certain bankruptcy or insolvency events, certain ERISA events, certain material judgments, actual or asserted invalidity of material guarantees and certain other loan documents or security interests in excess of a certain amount to be agreed and a change of control, in each case subject to customary thresholds, notice and grace period provisions.

Copies of the Term Loan Credit Agreement and the Term Loan Guarantee and Collateral Agreement are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.  The foregoing descriptions of the Term Loan Credit Agreement and Term Loan Guarantee and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

ABL Facility

On the Closing Date, Merger Sub entered into a credit agreement, dated as of May 25, 2011 (the “ABL Credit Agreement”), with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other financial institutions and lenders from time to time party thereto, providing for the ABL Facility.  Following the consummation of the Merger, EMSC succeeded to all of Merger Sub’s rights and obligations under the ABL Credit Agreement.

The ABL Facility provides for an asset-based revolving credit facility in the amount of up to $350 million, subject to borrowing base availability, and includes letter of credit and swingline sub-facilities.  Amounts are available under the ABL Facility in U.S. dollars.  In addition, subject to certain terms and conditions, EMSC is entitled to request additional revolving credit commitments or term loans under the ABL Facility, which will share in the borrowing base up to an amount such that the aggregate amount of ABL commitments does not exceed $550 million.

The final maturity of the ABL Facility is five years from the Closing Date.  In addition, however, the ABL Credit Agreement provides the right for individual lenders to extend the maturity date of their commitments and loans upon the request of EMSC and without the consent of any other lender.

The “borrowing base” is defined in the ABL Credit Agreement as, at any time, the sum of (i) 85% of the eligible accounts receivable of EMSC (the “A/R Amount”); plus (ii) the lesser of (x) 50% of the lower of cost and fair market value of the eligible inventory of EMSC and (y) 5% of the A/R Amount ; plus (iii) the lesser of (x) accounts receivable of EMSC aged 180-360 days that are otherwise eligible accounts receivable and (y) 5% of the A/R Amount; minus (iv) such availability reserves as the administrative agent, in its permitted discretion, deems appropriate at such time; minus (v) the outstanding principal amount of any future term loans (if any) incurred pursuant to the ABL Credit Agreement.

As of the Closing Date, the borrowing base availability under the ABL Facility was approximately $362 million and after giving effect to approximately $47 million of letters of credit issued under the ABL Facility as of the Closing Date, the available borrowing capacity under the ABL Facility was approximately $303 million.

Interest Rates and Fees

The revolving credit loans under the ABL Credit Agreement bear interest at EMSC’s election at a rate equal to (i) LIBOR rate, plus an applicable margin that ranges from 2.25% to 2.75% based on the average available loan commitments, or (ii) the base rate, which will be the highest of (x) the corporate base rate established by the administrative agent from time to time, (y) the overnight federal funds rate plus 0.5% and (z) the one-month LIBOR rate plus 1.0% per annum, plus, in each case, an applicable margin that ranges from 1.25% to 1.75% based on the average available loan commitments.  The ABL Facility bears a commitment fee that ranges from 0.500% to 0.375%, payable quarterly in arrears, based on the utilization of the ABL Facility, and customary letter of credit fees.

Prepayments

If, at any time, the aggregate amount of outstanding revolving credit loans (including letters of credit outstanding and swingline borrowings thereunder) exceeds (a) the lesser of (x) the then applicable borrowing base and (y) the then total effective commitments under the ABL Facility, prepayments of the revolving credit loans (and after giving effect to such prepayment the cash collateralization of letters of credit) will be required in an amount equal to such excess.  The application of proceeds from mandatory prepayments shall not reduce the aggregate amount of loan commitments under the ABL Facility and amounts prepaid may be reborrowed, subject to then effective commitments under the ABL Facility.

After the occurrence and the continuance of a Dominion Event (as defined in the ABL Credit Agreement) to the date specified availability shall have been in excess of such thresholds in the definition of Dominion Event and no specified event of default has existed or been continuing for 21 consecutive calendar days, all amounts deposited in the core concentration account controlled by the administrative agent will be applied on daily basis to the outstanding loan balances under the ABL Facility and certain other secured obligations then due and owing.

Voluntary reductions of the unutilized portion of the ABL commitments and, prepayments of borrowings under the ABL Facility are permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the lenders’ redeployment costs actually incurred in the case of a prepayment of adjusted LIBOR borrowings other than on the last day of the relevant interest period.

Guarantee; Security

All obligations under the ABL Facility are guaranteed by Parent and each direct and indirect wholly owned material U.S. restricted subsidiary of EMSC, other than certain excluded subsidiaries.  All obligations of each borrower and each guarantor are secured by the following:

•                                          a perfected security interest in all present and after-acquired accounts receivable, inventory, other current assets and certain service contracts supporting eligible receivables and all proceeds thereof, including cash, cash equivalents, deposit accounts, securities accounts, investment accounts, instruments, chattel paper, general intangibles (excluding, for the avoidance of doubt, trademarks, trade names and other intellectual property), letters of credit, insurance proceeds and investment property in each case arising from any such accounts receivable, inventory and other current assets and all books and records and related data processing software relating to, or arising from, any of the foregoing, subject to customary exceptions (the “ABL Priority Collateral”), which security interest is senior to the security interest in the foregoing assets securing the Term Loan Facility; and

•                                          a perfected security interest in the Term Loan Priority Collateral, which security interest is junior to the security interest in the Term Loan Priority Collateral securing the Term Loan Facility.

The ABL Facility generally does not require the security interest in deposit accounts owned by EMSC and its subsidiaries to be perfected, except for certain collection accounts into which certain accounts receivable are paid, if any, and certain “concentration” accounts into which cash is swept on a regular basis once collected.

Covenants, Representations and Warranties

The ABL Facility contains customary representations and warranties and customary affirmative and negative covenants.  The negative covenants are limited to the following: limitations on indebtedness, dividends and distributions, investments, acquisitions, prepayments or redemptions of junior indebtedness, amendments of junior indebtedness, transactions with affiliates, asset sales, mergers, consolidations and sales of all or substantially all assets, liens, negative pledge clauses, changes in fiscal periods, changes in line of business and hedging transactions. The negative covenants are subject to the customary exceptions and also permit the payment of dividends and distributions, investments, permitted acquisitions and payments or redemptions of junior indebtedness upon satisfaction of a “payment condition.”  The payment condition will be deemed satisfied upon 30-day average excess availability exceeding agreed upon thresholds and, in certain cases, the absence of specified events of default and pro forma compliance with a fixed charge coverage ratio of 1.0 to 1.0.

There are no financial covenants included in the ABL Credit Agreement, other than a springing minimum fixed charge coverage ratio of at least 1.0 to 1.0, which will be tested only when specified availability is less than the greater of (A) $40 million (less an amount equal to the gross proceeds of significant asset sales (if any), but in no case less than $35 million) and (B) 12.5% of the lesser of (x) the then applicable borrowing base and (y) the then total effective commitments under the ABL Facility, and continuing until such time as specified availability has been in excess of such threshold for a period of 30 consecutive days.

Events of Default

Events of default under the ABL Credit Agreement are limited to nonpayment of principal when due, nonpayment of interest, fees or other amounts, inaccuracy of representations or warranties in any material respect, violation of other covenants, cross-default to other material debt, certain bankruptcy or insolvency events, certain ERISA events, certain material judgments, actual or asserted invalidity of material guarantees and certain other loan documents or security interests and a change of control, in each case subject to customary notice and grace period provisions.

Copies of the ABL Credit Agreement and the ABL Guarantee and Collateral Agreement are attached as Exhibits 10.3 and 10.4 hereto and incorporated herein by reference.  The foregoing descriptions of the ABL Credit Agreement and ABL Guarantee and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Intercreditor Agreement

On the Closing Date, the agents under the Term Loan Facility and the ABL Facility entered into the Intercreditor Agreement, dated as of May 25, 2011 (the “Intercreditor Agreement”) between Deutsche Bank AG New York branch, as collateral agent for the Term Loan Facility, and Deutsche Bank AG New York branch, as collateral agent for the ABL Facility.  The Intercreditor Agreement provides for certain arrangements governing the respective rights of the Term Loan Facility lenders and the ABL Facility lenders in the Term Loan Priority Collateral and the ABL Priority Collateral.

A copy of the Intercreditor Agreement is attached as Exhibit 10.5 hereto and incorporated herein by reference.  The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Indenture

On the Closing Date, Merger Sub issued $950 million aggregate principal amount of the Notes pursuant to the Senior Indenture, dated as of May 25, 2011 (as amended and supplemented, the “Indenture”), between Merger Sub and Wilmington Trust FSB, as Trustee (the “Trustee”), and the First Supplemental Indenture, dated as of May 25, 2011 (the “First Supplemental Indenture”), between Merger Sub and the Trustee.  Following the completion of the Merger on the Closing Date, EMSC and certain of its domestic subsidiaries (the “Guarantors”) entered the Second Supplemental Indenture, dated as of May 25, 2011 (the “Second Supplemental Indenture”), with the Trustee, pursuant to which (i) EMSC became a party to the Indenture and assumed the obligations of Merger Sub under the Notes and (ii) each Guarantor became a party to the Indenture and provided an unconditional guarantee of the obligations of EMSC under the Notes.

Ranking; Guarantee

The Notes are unsecured senior indebtedness of EMSC and are effectively subordinated to all of EMSC’s secured indebtedness, including indebtedness under the Senior Secured Credit Facilities, to the extent of the value of the assets securing such indebtedness.  The Indenture provides that the guarantee of each Guarantor is an unsecured senior obligation of that Guarantor and the Notes will, subject to certain exceptions, be guaranteed by each of EMSC’s current and future domestic subsidiaries that guarantee EMSC’s obligations under the Senior Secured Credit Facilities.

Redemption

EMSC may redeem the Notes, in whole or in part, at any time prior to June 1, 2014, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the applicable make-whole premium.  EMSC may redeem the Notes, in whole or in part, at any time (i) on and after June 1, 2014 and prior to June 1, 2015, at a price equal to 106.094% of the principal amount of the Notes, (ii) on or after June 1, 2015 and prior to June 1, 2016, at a price equal to 104.063% of the principal amount of the Notes, (iii) on or after June 1, 2016 and prior to June 1, 2017, at a price equal to 102.031% of the principal amount of the Notes, and (iv) on or after June 1, 2017, at a price equal to 100.000% of the principal amount of the Notes, in each case, plus accrued and unpaid interest, if any, to the redemption date.  In addition, at any time prior to June 1, 2014, EMSC may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 108.125%, plus accrued and unpaid interest, if any, to the applicable redemption date.

Covenants

The Indenture contains covenants that, among other things, limit EMSC’s ability and the ability of its restricted subsidiaries to:  incur more indebtedness or issue certain preferred shares; pay dividends, redeem stock or make other distributions; make investments; create restrictions on the ability of EMSC’s restricted subsidiaries to pay dividends to EMSC or make other intercompany transfers; create liens; transfer or sell assets; merge or consolidate; enter into certain transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries.  Upon the occurrence of certain events constituting a change of control, EMSC is required to make an offer to repurchase all of the Notes (unless otherwise redeemed) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any to the repurchase date.  If EMSC sells assets under certain circumstances, it must use the proceeds to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Events of Default

Events of default under the Indenture are limited to:  the nonpayment of principal or interest when due, failure to comply with the merger covenant therein, failure to comply with obligation to make a change of control offer (other than a failure to purchase the Notes), failure to comply with its other agreements contained in the Notes or the Indenture, the failure of any subsidiary guarantor with its obligations under its guarantee, failure to pay any indebtedness for borrowed money after final maturity or cross acceleration of material debt, bankruptcy event of default, judgment default or a failure of any guarantee of a significant subsidiary to be in full force and effect.

Copies of the Indenture, the First Supplemental Indenture and the Second Supplemental Indentures are attached as Exhibits 4.1, 4.2 and 4.3 hereto and incorporated herein by reference.  The foregoing descriptions of the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Exchange and Registration Rights Agreement

Immediately following the consummation of the Merger on the Closing Date, EMSC and the Guarantors entered into the joinder agreement, dated as of May 25, 2011 (“Registration Rights Joinder”), by and among EMSC, the Guarantors and Barclays Capital Inc., as representative of the initial purchasers of the Notes (the “Initial Purchasers”), with respect to the Exchange and Registration Rights Agreement, dated as of May 25, 2011 (the “Exchange and Registration Rights Agreement”), by and among Merger Sub and the Initial Purchasers.  Under the Exchange and Registration Rights Agreement, EMSC is obligated to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange (the “Exchange Offer”) the Notes for notes publicly registered with the Securities and Exchange Commission (the “SEC”) with substantially identical terms as the Notes.  The Exchange and Registration Rights Agreement provides that upon the occurrence of certain events, EMSC will file with the SEC, and use its commercially reasonable efforts to cause to become effective, a shelf registration statement relating to resales of the Notes and to keep effective such shelf registration statement for a specific period of time.  Pursuant to the Exchange and Registration Rights Agreement, EMSC is obligated to pay additional interest on the Notes in specified circumstances, including if the registration statement with respect to the Exchange Offer has not become effective or been declared effective within 365 days following the original issue date of the Notes or if EMSC has not exchanged exchange notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 395th day following the original issue date of the Notes.  The annual interest on the Notes as a result of EMSC’s failure to satisfy certain of its registration obligations under the Exchange and Registration Rights Agreement will increase by 0.25% per annum during the first 90-day period following the occurrence of such default and by an additional 0.25% per annum for each subsequent 90-day period during which the related registration default continues, up to a maximum additional interest rate of 0.50% per annum.

Copies of the Exchange and Registration Rights Agreement and the Registration Rights Joinder are attached as Exhibits 4.4 and 4.5 hereto and incorporated herein by reference.  The foregoing description of the Exchange and Registration Rights Agreement and the Registration Rights Joinder does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

Indemnification Agreements

In connection with the Merger, EMSC and Holding entered into an indemnification agreement, dated as of May 25, 2011 (the “CD&R Entities Indemnification Agreement”), with CD&R and Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Advisor Fund VIII Co-Investor, L.P. and CD&R EMS Co-Investor, L.P. (collectively, the “CD&R Affiliates” and, together with CD&R, the “CD&R Entities”) Under this agreement, Holding and EMSC, subject to certain limitations, jointly and severally agreed to indemnify the CD&R Entities and certain of their affiliates against certain liabilities arising out of performance of the Consulting Agreement and certain other claims and liabilities.

In addition, EMSC and Holding entered into indemnification agreements, each dated as of May 25, 2011 (collectively, the “Director Indemnification Agreements” and, together with the CD&R Entities Indemnification Agreement, the “Indemnification Agreements”), with each of their directors, William A. Sanger, Ronald A. Williams, Richard J. Schnall and Kenneth A. Giuriceo.  Under the Director Indemnification Agreements, Holding and EMSC, subject to certain limitations, jointly and severally agreed to indemnify their directors against certain liabilities arising out of service as a director of Holding and its subsidiaries, including EMSC.

Copies of the Indemnification Agreements are attached as Exhibits 10.6 through 10.10 hereto and incorporated herein by reference.  The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements.

Consulting Agreement

Upon completion of the Merger, EMSC and Holding entered into a consulting agreement with CD&R, dated as of May 25, 2011 (the “Consulting Agreement”), pursuant to which CD&R will provide Holding and its subsidiaries, including EMSC, with financial, investment banking, management, advisory and other services.  Pursuant to the Consulting Agreement, Holding, or one or more of its subsidiaries, will pay CD&R a specified annual fee, plus expenses, and a specified transaction fee for certain types of transactions completed by Holding or one or more of its subsidiaries, plus expenses.  Pursuant to the Consulting Agreement, CD&R received a transaction fee and reimbursement of expenses for financial, investment banking, management advisory and other services for Holding performed by CD&R prior to the closing of the Merger.  A copy of the Consulting Agreement is attached as Exhibit 10.11 hereto and incorporated herein by reference.  The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement.

Item 1.02  Termination of a Material Definitive Agreement.

On May 25, 2011, in conjunction with the closing of the Merger, EMSC terminated (i) its existing Credit Agreement, dated as of April 8, 2010, among EMSC, through AMR Holdco, Inc., EmCare Holdco, Inc., EMS LP, Bank of America, N.A., as administrative agent, swing line lender, L/C issuer and collateral agent, and the other financial institutions and lenders party thereto, providing for senior secured credit facilities consisting of a $425 million 5-year term loan and a $150 million revolving credit facility, (ii) its existing Voting and Exchange Trust Agreement, dated as of December 20, 2005, among Emergency Medical Services Corporation, Emergency Medical Services L.P. and Onex Corporation, (iii) its existing Management Agreement, dated February 10, 2005, by and among Onex Partners Manager LP, AMR HoldCo, Inc. and EmCare HoldCo, Inc., (iv) the EMSC Non-Employee Director Compensation Program, (v) the EMSC 2005 Equity Option Plan, (vi) the EMSC Second Amended and Restated Long-Term Incentive Plan and (vii) the EMSC 2007 Employee Stock Purchase Plan.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning EMSC’s direct financial obligations under the Term Loan Credit Agreement, the ABL Credit Agreement, the Indenture and the Notes is hereby incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, EMSC notified the New York Stock Exchange (the “NYSE”) on May 25, 2011 that each share of Series A Common Stock (other than (i) treasury stock, (ii) Series A Common Stock owned by Parent or Merger Sub and (iii) Series A Common Stock with respect to which appraisal rights under Delaware law were properly exercised and not withdrawn) was cancelled and automatically converted into the right to receive $64.00 in cash, without interest and less any applicable withholding tax, and requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Series A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Series A Common Stock on the NYSE was suspended prior to market open on May 26, 2011.  On May 26, 2011, the NYSE filed the Form 25.  The Form 25 will become effective ten days after its filing. After the Form 25 becomes effective, EMSC expects to file a Form 15 with the SEC to terminate its reporting obligations under the Exchange Act.

Item 5.01.  Changes in Control of Registrant

On the Closing Date, EMSC completed the Merger with Merger Sub and the other transactions contemplated by the Merger Agreement, which resulted in EMSC becoming a wholly owned subsidiary of Parent.  Upon the completion of the Merger, all of the outstanding capital stock of Holding, the ultimate parent company of EMSC, was owned by the CD&R Affiliates.  The information contained in the Introductory Note and Item 1.01 concerning the change in control of EMSC is hereby incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon consummation of the Merger, each of Robert M. Le Blanc, Steven B. Epstein, Paul B. Iannini, M.D., James T. Kelly, Kevin E. Benson, Michael L. Smith and Leonard Riggs, Jr., M.D. ceased to be a director of EMSC effective upon the Closing Date.  William A. Sanger will continue to be a director of EMSC and serve as Chief Executive Officer of EMSC.  Upon consummation of the Merger, each of the following was elected to EMSC’s board of directors:  Ronald A. Williams, Richard J. Schnall and Kenneth A. Giuriceo.  As a result of their respective positions with CD&R, Messrs. Giuriceo and Schnall may be deemed to have an indirect material interest in the Consulting Agreement and the CD&R Entities Indemnification Agreement entered into by EMSC, Holding and CD&R and as described in Item 1.01.  Accordingly, the information set forth in Item 1.01 under the subheadings “Consulting Agreement” and “Indemnification Agreements” is incorporated by reference into this Item 5.02.  In addition, Messrs. Sanger, Giuriceo, Schnall and Williams entered into indemnification agreements with EMSC and

Holding.  The information contained in Item 1.01 under the subheading “Indemnification Agreements” is hereby incorporated by reference into this Item 5.02.  Effective with respect to the period beginning on the closing date of the Merger, the base salaries of Randel G. Owen and Mark Bruning under their employment agreements were increased to $505,000 and $515,000, respectively, and Mr. Sanger’s employment agreement was modified to provide that EMSC will bear the cost of up to 25 hours of personal use of a corporate aircraft by Mr. Sanger per calendar year.

Item 5.03  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the effective time of the Merger, on May 25, 2011, the certificate of incorporation and the bylaws of EMSC, each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement.  A copy of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws of EMSC are attached as Exhibits 3.1 and 3.2, hereto, respectively, and are incorporated herein by reference.

Item 8.01  Other Items.

On May 20, 2011, EMSC’s subsidiary, American Medical Response, Inc. (“AMR”), entered into a settlement agreement with the U.S. Department of Justice (“DOJ”) and a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services (the “OIG”) in connection with an investigation into alleged AMR conduct arising in its New York City operations.  Under the terms of the settlement, AMR paid $2,746,816 to the federal government and entered into a corporate integrity agreement with the OIG.  EMSC had recorded a $3.1 million reserve as an estimate of likely exposure in this matter in prior reporting periods.  EMSC entered into the settlement in order to avoid the uncertainties of litigation, and has not admitted any wrongdoing.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Emergency Medical Services Corporation.

3.2	Second Amended and Restated By-Laws of Emergency Medical Services Corporation.

4.1	Indenture, dated May 25, 2011, by and between CDRT Merger Sub, Inc. and Wilmington Trust FSB.

4.2	First Supplemental Indenture, dated May 25, 2011, by and between CDRT Merger Sub, Inc. and Wilmington Trust FSB.

4.3	Second Supplemental Indenture, dated May 25, 2011, by and among Emergency Medical Services Corporation, the Subsidiary Guarantors named therein and Wilmington Trust FSB.

4.4	Exchange and Registration Rights Agreement, dated May 25, 2011, by and between CDRT Merger Sub, Inc. and Barclays Capital Inc., as representative of the Initial Purchasers named therein.

4.5

Joinder Agreement to the Exchange and Registration Rights Agreement, dated May 25, 2011, by and among Emergency Medical Services Corporation, the Guarantors named therein and Barclays Capital Inc., as representative of the Initial Purchasers.

10.1

Term Loan Credit Agreement, dated May 25, 2011, by and among CDRT Merger Sub, Inc., Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and several lenders from time to time party thereto.

10.2

Term Loan Guarantee and Collateral Agreement, dated May 25, 2011, by and among CDRT Acquisition Corporation, Emergency Medical Services Corporation, certain Subsidiaries named therein and Deutsche Bank AG New York Branch, as collateral agent.

10.3

ABL Credit Agreement, dated May 25, 2011, by and among CDRT Merger Sub, Inc., Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and several lenders from time to time party thereto.

10.4

ABL Guarantee and Collateral Agreement, dated May 25, 2011, by and among CDRT Acquisition Corporation, Emergency Medical Services Corporation, certain Subsidiaries named therein and Deutsche Bank AG New York Branch, as collateral agent.

10.5	Intercreditor Agreement, dated May 25, 2011, by and between Deutsche Bank AG New York Branch, as ABL agent, and Deutsche Bank AG New York Branch, as Term Loan agent.

10.6	Consulting Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation and Clayton, Dubilier & Rice, LLC.

10.7

Indemnification Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation, Clayton, Dubilier & Rice Fund VIII, L.P., CD&R EMS Co-Investor, L.P., CD&R Advisor Fund VIII Co-

Investor, L.P., CD&R Friends and Family Fund VIII, L.P. and Clayton, Dubilier & Rice, LLC.

10.8	Indemnification Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation and Richard J. Schnall.

10.9	Indemnification Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation and Ronald A. Williams.

10.10	Indemnification Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation and William A. Sanger.

10.11	Indemnification Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation and Kenneth A. Giureceo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION
(Registrant)

June 1, 2011	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President and General Counsel